EXHIBIT 99.1
HEALTHCARE REALTY TRUST INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As of and for the year ended December 31, 2006
Introduction to Unaudited Pro forma Consolidated Financial Statements
On February 26, 2007, Healthcare Realty Trust Incorporated (the “Company”) announced its intention to dispose of its portfolio of senior living assets. The Company estimates that it will receive cash of approximately $401.6 million from the disposition which will be used to pay a special dividend of $227.2 million, or $4.75 per share, to pay transaction costs of approximately $3.7 million, and to reduce debt by approximately $170.7 million.
The following pro forma consolidated financial information as of and for the year ended December 31, 2006 is based on the historical consolidated financial statements of the Company and reflects how the disposition of the portfolio of senior living assets might have affected those historical consolidated financial statements if the disposition had been completed as of December 31, 2006 for the consolidated balance sheet and as of January 1, 2006 for the consolidated statement of income. See the notes to the pro forma consolidated financial statements for more information on the pro forma adjustments. The pro forma consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

HEALTHCARE REALTY TRUST INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2006
(In thousands)

		Pro Forma			Pro Forma
	Historical	Adjustments			As Adjusted

ASSETS
Real estate properties:
Land	$129,658	(15,082)	(A	)	$114,576
Buildings, improvements and lease intangibles	1,741,126	(317,881)	(A	)	1,423,245
Personal property	22,707	(7,640)	(A	)	15,067
Construction in progress	38,835	—			38,835

	1,932,326	(340,603)			1,591,723
Less accumulated depreciation	(373,706)	71,254	(A	)	(302,452)

Total real estate properties, net	1,558,620	(269,349)			1,289,271

Cash and cash equivalents	1,950	(439)	(A	)	1,511
		401,575	(A	)
		(401,575)	(B	)

Mortgage notes receivable	73,856	(56,957)	(A	)	16,899

Other assets, net	100,213	(14,366)	(A	)	85,847

Total assets	$1,734,639	(341,111)			$1,393,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes and bonds payable	$849,982	(9,006)	(B	)	$679,273
		(161,703)	(B	)

Accounts payable and accrued liabilities	32,448	(1,516)	(A	)	30,932
		3,700	(A	)
		(3,700)	(B	)

Other liabilities	26,537	(744)	(A	)	31,493
		5,700	(A	)

Total liabilities	908,967	(167,269)			741,698

Commitments and Contingencies

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	478	—			478
Additional paid-in capital	1,211,234	—			1,211,234
Accumulated other comprehensive loss	(4,035)	—			(4,035)
Cumulative net income	635,120	53,324	(A	)	688,444
Cumulative dividends	(1,017,125)	(227,166)	(B	)	(1,244,291)

Total stockholders’ equity	825,672	(173,842)			651,830

Total liabilities and stockholders’ equity	$1,734,639	(341,111)			$1,393,528

See accompanying notes to pro forma consolidated financial statements.

HEALTHCARE REALTY TRUST INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2006
(Dollars in thousands, except per share data)

		Pro Forma			Pro Forma
	Historical	Adjustments			As Adjusted
REVENUES
Master lease rental	$83,251	(24,920)	(A	)	$58,331
Property operating	127,200	—	(A	)	127,200
Straight-line rent	2,358	—	(A	)	2,358
Mortgage interest	11,014	(5,913)	(A	)	5,101
Other operating	41,059	(19,380)	(A	)	21,679

	264,882	(50,213)			214,669

EXPENSES
General and administrative	16,867	(11)	(A	)	16,856
Property operating	70,449	(719)	(A	)	69,730
Other operating	17,209	(17,036)	(A	)	173
Impairments	5,611	—			5,611
Bad debt expense, net	1,256	(299)	(A	)	957
Interest	53,553	(599)	(A	)	43,074
		(9,880)	(B	)
Depreciation	54,492	(10,685)	(A	)	43,807
Amortization	9,938	—	(A	)	9,938

	229,375	(39,229)			190,146

INCOME FROM CONTINUING OPERATIONS	$35,507	(10,984)			24,523

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE — BASIC	$0.76	—			$0.53

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE — DILUTED	$0.75	—			$0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	46,527,857	—			46,527,857

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	47,498,937	—			47,498,937

See accompanying notes to pro forma consolidated financial statements.

HEALTHCARE REALTY TRUST INCORPORATED
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
1. Basis of Pro Forma Presentation
Healthcare Realty Trust Incorporated (the “Company”) is a healthcare real estate investment trust. The historical consolidated financial statements of the Company include the accounts of the Company, its wholly owned subsidiaries, consolidated variable interest entities (“VIEs”) and certain other affiliated entities with respect to which the Company controls the operating activities and receives substantially all of the economic benefits.
On February 26, 2007, Healthcare Realty Trust Incorporated (the “Company”) announced its intention to dispose of its portfolio of senior living assets. The Company estimates that it will receive cash of approximately $401.6 million from the disposition which will be used to pay a special dividend of $227.2 million, or $4.75 per share, to pay transaction costs of approximately $3.7 million, and to reduce debt by approximately $170.7 million. As of April 30, 2007, the Company had received $336.1 million in cash from the disposition of 49 of the 62 properties and 15 of the 16 mortgage and note investments included in its portfolio of senior living assets and anticipates that it will receive approximately $65.5 million in additional cash from the disposition of the remaining properties and note investment in the portfolio. The Company anticipates that the remaining properties and note investment will be sold during the second and third quarters of 2007, which will include two of the Company’s consolidated VIEs which have not yet been sold. The special dividend of $227.2 million, or $4.75 per share, will be paid from the $336.1 million in proceeds received, with the remainder of the proceeds received totaling $108.9 million and estimated proceeds yet to be received totaling $65.5 million used to repay debt and to pay transaction costs.
The pro forma consolidated financial information is based on the historical consolidated financial statements of the Company and reflects how the disposition of the portfolio of senior living assets might have affected those historical consolidated financial statements if the disposition had been completed at an earlier time. Specifically, the pro forma consolidated financial statements show the estimated impact of the disposition of the portfolio and the use of proceeds from the disposition. The pro forma consolidated balance sheet of the Company as of December 31, 2006 gives effect to the disposition of the portfolio as if it had occurred on December 31, 2006. The pro forma consolidated statement of income for the year ended December 31, 2006 presents the effect of the disposition of the portfolio on continuing operations as if the disposition had occurred on January 1, 2006. These pro forma consolidated financial statements should be read in connection with, and are qualified in their entirety by reference to, the consolidated financial statements of the Company for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K. These pro forma consolidated financial statements include management’s estimates and assumptions related specifically to the disposition of the portfolio of senior living assets and are not necessarily indicative of the expected results of operations of the Company for any future period.

2.	Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet
(A)	Represents the disposition of the portfolio of senior living assets for $401.6 million in cash for an estimated net gain of $53.3 million and assumes that the portfolio was disposed of as of December 31, 2006 including the elimination of the Company’s six previously consolidated VIEs. Also reflected in other liabilities is a deferred gain of $5.7 million related to the disposition.

(B)	The Company will use the proceeds of approximately $401.6 million from the disposition to pay a special dividend of $227.2 million, or $4.75 per share, to pay transaction costs of approximately $3.7 million, and to reduce debt by approximately $170.7 million. The Company has assumed that the payment of the special dividend and the reduction of debt were made as of December 31, 2006.
3. Adjustments to the Unaudited Pro Forma Consolidated Statement of Income
(A)	Represents the components of net income from the portfolio of senior living assets included in continuing operations in the historical consolidated financial statements and eliminates such net income in the pro forma consolidated statement of income assuming that the portfolio was disposed of as of January 1, 2006, including the elimination of the Company’s six previously consolidated VIEs.

(B)	Represents an estimated $9.9 million reduction in interest expense, based on the weighted average rate of 6.11%, related to payments of debt with the proceeds from the disposal of the portfolio of senior living assets.